CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the use, in the registration statement on Form S-8 of Cobalis Corp. (formerly Biogentech Cop.), of our report dated June 20, 2005 on our audits of the financial statements of Cobalis Corp. (formerly Biogentech Cop.) as of March 31, 2005, and the results of its operations and cash flows for each of the two years then ended, and the reference to us under the caption "Experts".


Kabani & Company, Inc.
Los Angeles, California


November 23, 2005